November 4, 2022
Damien Schmitz
Via Email
Dear Damien,

Congratulations! On behalf of Groupon, Inc., (“Groupon”) I am pleased to inform you that you have been appointed to Chief Financial Officer, reporting to Groupon’s CEO, Kedar Deshpande, in Chicago, IL, effective November 7, 2022 (“Effective Date”).

In accordance with this change, your annualized base salary will be $550,000 less withholdings and deductions. Your new position is exempt from overtime pay, so your salary will compensate you for all hours worked. Groupon utilizes a semi-monthly payroll (24 pay periods per year).

For avoidance of doubt, you will no longer be eligible for the monthly stipend you were eligible to receive in connection with your appointment as Interim Chief Financial Officer, and your last monthly stipend payment will be in November 2022.

Annual Bonus Plan: You will continue to be eligible to participate in the Annual Bonus Plan
(the “ABP”) according to the terms and conditions as outlined in the ABP. Your Target Bonus under the ABP will increase to 100% of your base salary. Your Bonus Payout, if any, will be prorated based on your Effective Date, and will usually be paid on or before April 30th of the year following the performance year, provided you are continuously employed on the date of payment. Please refer to the ABP for more detail on how your Bonus Payout, if any, will be
Prorated.

Severance Benefit Agreement (“SBA”): You will be eligible to receive severance benefits in accordance with the enclosed Severance Benefit Agreement (“SBA”), which, following your execution thereof, will take effect on your Effective Date. Once executed, this SBA supersedes the Severance Benefit Agreement you signed on October 12, 2021.

This offer is in consideration for your continued employment and contingent upon your acknowledgement and agreement of our Confidentiality, Intellectual Property and Restrictive
Covenants Agreement (“CIPRA”).

All other terms of your employment at Groupon, including your “at will” employment, remain unchanged. Groupon reserves the right to modify the terms of your compensation in the future.

Thank you very much for your contribution to Groupon. Please contact hr@groupon.com if you have any questions about the information above.

Sincerely,

Kedar Deshpande
Chief Executive Officer
Groupon, Inc.